Seventh Amendment of Contract

This Seventh Amendment (the Seventh Amendment) is made and entered into on December 18, 2007, by and between the State of Louisiana, through the Division of Administration, Office of Community Development (hereinafter referred to as “OCD”) and ICF Emergency Management Services, LLC (hereinafter referred to either as “ICF” or “Contractor”). Capitalized terms used in the amendment but not defined herein have the meanings ascribed to them in the hereinafter described Contract.

WHEREAS, OCD and Contractor have heretofore executed and entered into that certain Contract with an effective date of June 12, 2006 (the “Contract”) in which ICF agreed to serve as Louisiana’s Road Home Manager and otherwise obligated itself to complete the Project; which Contract was amended by the First Amendment dated July 24, 2006, by the Second Amendment dated September 28, 2006, by the Third Amendment dated October 18, 2006, by the Fourth Amendment dated March 15, 2007, by the Fifth Amendment dated June 25, 2007, and by the Sixth Amendment dated November 6, 2007.

Whereas, the Contract funding was based on the assumption that there would be 100,000 recipients of grants under the Homeowner Assistance Program and the current estimate is that there will be almost 160,000 such recipients;

Now therefore, for and in consideration of the foregoing premises, the State and Contractor agree as follows:

Amend section 3.1 of the Contract as follows:

The first paragraph of Section 3.1, with the heading, “Maximum Contract Price for all Phases” is hereby amended to read as follows:

MAXIMUM CONTRACT PRICE FOR ALL PHASES

The maximum compensation to Contractor under the Contract is NINE HUNDRED TWELVE MILLION AND 00/100 DOLLARS ($912,000,000) for all services and costs. The maximum compensation amount includes all services and costs whatsoever.

All remaining paragraphs of Section 3.1, and all other portions of the Contract, remain unchanged by this amendment.

IN WITNESS WHEREOF, the Parties hereto have caused this Seventh Amendment to be executed by their duly authorized representatives as of the day and year first above written.

State of Louisiana, Division of Administration

By	/s/ Jerry Luke Leblanc
Jerry Luke Leblanc
Commissioner of Administration

Date:	December 7, 2007

ICF Emergency Management Services, LLC

By	/s/ Kenneth B. Kolsky
Typed Name	Kenneth B. Kolsky
Title	Executive Vice President